UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): July 22, 2016
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
5250 South Sixth Street
Springfield, Illinois 62703
 (Address of principal executive offices and zip code)
(217) 241-6300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01  Other Events.

On July 22, 2016, UTG, Inc. acquired 300,000 shares of its outstanding common stock (over 8% of the outstanding stock) from entities controlled by Mr. Eric Oliver.  The acquisition of the shares was made under the Company's stock buy-back program.  The purchase was for a total of $4,350,000 or $14.50 per share.  The purchase will be made through one third paid in cash at time of acquisition with the other two thirds through promissory notes.  The notes require principal payments of one half of the note value to be paid one year from the date of purchase and the other one half to be paid two years from the date of purchase.  The notes bear interest at 0%.

The purchase was determined through private negotiations.  The Board of Directors approved the purchase and its terms and additionally approved an increase in the stock buy-back program of $4,500,000 to accommodate the purchase at a special meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	July 22, 2016	By:	/s/ Theodore C. Miller
Theodore C. Miller Senior Vice President and Chief Financial Officer